Exhibit 10.59

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (the “Agreement”) is entered into by and between MEIER FAMILY HOLDING COMPANY, LLC, a Utah limited liability company (the “Pledgor”), and SUPERIOR DRILLING PRODUCTS, INC. (previously known as SD Company, Inc.), a Utah corporation (the “Company”).

BACKGROUND

A.                 The Company is purchasing the Second Amended and Restated Promissory Note of TRONCO ENERGY CORPORATION (“Tronco”) in favor of ACF PROPERTY MANAGEMENT, INC. (“Original Lender”), dated effective as of January 1, 2014 (“Tronco Loan”) from the Original Lender (“Loan Purchase”).

B.                 The collateral for the Tronco Loan includes the Guaranty Agreements (the “Guaranties”), each dated June 15, 2009, from G. Troy Meier, Annette Deuel Meier, the Gilbert Troy Meier Trust, and the Annette Deuel Meier Trust, respectively (collectively, the “Guarantors”).

C.                 This Agreement is being entered into as additional Pledged Shares to secure the performance of the Guarantors under the Guaranties after the Company’s purchase of the Tronco Loan from the Original Lender.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.                  “Pledged Shares” means (a) the 5,641,510 Shares of the Company’s common stock owned by Pledgor, and (b) any shares of stock (including, without limitation, any stock dividend or any distribution or exchange of stock in connection with the reorganization, recapitalization, reclassification or increase or reduction of capital) to which Pledgor will become entitled for any reason whatsoever as an addition to, in substitution for, or in exchange for, any of the Pledged Shares.

2.                  Pledge. Effective as of the date that the Company purchases the Tronco Loan from the Original Lender (the “Effective Date”), Pledgor hereby grants to the Company a security interest in the Pledged Shares, and their proceeds, to secure performance and payment of all obligations and indebtedness of the Guarantors to the Company under the terms of the Guaranties, with all of the rights of a secured party under the Uniform Commercial Code of Utah and any other applicable law.

3.                  Escrow

3.1.            Delivery; Release. Upon issuance of the Pledged Shares, the Company will direct its transfer agent to deliver the certificates representing the Pledged Shares to the Escrow Agent signing below (the “Escrow Agent”) to hold in trust for the benefit of the Company until all amounts owed under the Guaranties (“Indebtedness”) are paid in full. Upon receipt of evidence that the Indebtedness has been paid in full, or if not paid in full, instructions from the Company to release a specified portion of Pledged Shares, Escrow Agent will be authorized to release all or the remaining Pledged Shares to Pledgor.

3.2.            Escrow Agent.  The parties acknowledge and agree that the Escrow Agent serves as legal counsel for the Company and is serving as Escrow Agent as a convenience to the parties, without additional fee, at their request, in order to facilitate the closing of the Loan Purchase.  In the event of a dispute between the parties as to the Pledged Shares or otherwise in connection with this Escrow Agreement, the Escrow Agent shall be permitted to assign all of its rights, duties and obligations as provided in this Agreement to another law firm or bank located in Houston, Texas, and to represent the Company as legal counsel to the extent requested by the Company in the resolution of any such dispute.  The Pledgor, by its execution and delivery of this Agreement, hereby agrees with the foregoing and waives any conflict of interest that may otherwise be present in connection with such future representation of the Company by the Escrow Agent.

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3.3.            Successor Escrow Agents.  The Escrow Agent, or any successor escrow agent, may resign at any time by giving notice in writing to each of the other parties, and shall be discharged from its duties under this Escrow Agreement on the first to occur of (a) the appointment of a successor escrow agent as provided in this Section 3.3, or (b) the expiration of 30 calendar days after such notice is given.  Any successor escrow agent shall deliver to each of the parties a written instrument accepting appointment under this Escrow Agreement, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive, in its capacity as escrow agent, possession of the Pledged Shares.  In such event, the Pledgor and the Company shall deliver to the former Escrow Agent a release executed by each of them, releasing said Escrow Agent from its obligations hereunder and any liabilities in connection herewith.

3.4.            Indemnification.  In the event the Escrow Agent becomes involved in any suit, litigation or other investigative or legal proceeding in connection with this Agreement, the Pledged Shares, or any matter relating hereto or thereto, the Pledgor and the Company, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from all loss, cost, damage, expense, liability, fees and expenses (including attorneys' fees and expenses) suffered or incurred by the Escrow Agent as a result thereof, except any such loss, cost, damage, expense, or liability that arises as a result of the Escrow Agent's gross negligence or willful misconduct.

3.5.            Acting on Notices.  The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document that the Escrow Agent believes to be genuine.

3.6.            Standard of Care.  The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith, provided it acts in good faith and is not grossly negligent.

3.7.            Consultation with Counsel.  The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or the Escrow Agent's duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.  The Pledgor and the Company agree that each party shall jointly and severally be liable for any attorneys’ fees incurred by Escrow Agent in connection with the foregoing, and in the vent of any dispute, the non-prevailing party as between the Pledgor and the Company shall be liable for the payment of any attorney fees reasonably incurred by the Escrow Agent in connection with the foregoing.

3.8.            Discharge of Obligations.  The Escrow Agent, upon (a) fully performing its duties under this Agreement, or (b) interpleading the Pledged Shares, shall be discharged from any further obligation hereunder.

4.                  Voting and Dividends. Pledgor will be entitled to vote the Pledged Shares and receive all dividends and distributions declared or paid upon the Pledged Shares at all times, except as provided in this Agreement. Pledgor will not vote the Pledged Shares for any corporate action which results in a merger, dissolution, liquidation, partial liquidation, distribution, transfer, or assignment of its principal assets except as permitted in the Stock Purchase Agreement, or a corporate action which results in a dilution of the Pledged Shares.

5.                  Default; Remedies

5.1.            If the Guarantors default under the terms of the Guaranties and fail to cure such default within 30 days of receiving written notice of default from Company, the Company (a) will be entitled to direct the Escrow Agent to sell that amount of Pledged Shares, on the Pledgor’s behalf, as necessary to repay the Tronco Loan in full, subject to all applicable holding periods under Rule 144 of the Securities Act of 1933 and required black-out periods, (b) will be entitled to vote the Pledged Shares and receive and retain, as payment of interest or principal on the Note, any and all dividends and any other distributions declared or paid upon the Pledged Shares during such period, until such time as the Guarantors cure such default, and (c) may also exercise all of the rights, powers and remedies of a secured party under the Uniform Commercial Code in force in the State of Utah at the date of execution of this Agreement and any other applicable law.

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5.2.            Subject to Section 5.1, upon the occurrence of an event of default under the Guaranties, and during the continuation thereof, and at any time thereafter:

5.2.1.      If notice to Pledgor is required by the Uniform Commercial Code of Utah of public or private sale of Pledged Shares, Company may give written notice to Pledgor five days prior to the date of public sale of the Pledged Shares or prior to the date after which private sale of the Pledged Shares. The Company may apply the proceeds of any disposition of the Pledged Shares to satisfaction of the Indebtedness and the expenses of sale in any order of preference which Company, in its sole discretion, chooses. Pledgor shall remain liable for any deficiency.

5.2.2.      Pledgor irrevocably makes, constitutes, and appoints the Company its true and lawful attorney for it and in its name, place, and stead to do any and every act and exercise any and every power that Pledgor might or could do or exercise to fully, effectually, and finally carry out and comply with all of the terms and provisions of this Agreement, to attend all meetings of the shareholders, and then and there to vote in its name, stead, and behalf any and all of the Pledged Shares; and to make, execute, and enter into, in its stead and behalf as a shareholder in the Company, any and all consents, certificates, or other documents, including those relating to a merger with other corporations, re-organizations, or other change in the corporate structure. This proxy is coupled with an interest in that the Pledged Shares, and shall be and remain exclusive and irrevocable so long as any Guarantor remains indebted to the Company under the Guaranties, and shall be binding upon the Pledgor and its administrators, and assigns, as the case may be. The Company shall have full power of substitution hereunder, and any party designated by Company as its substitute shall be entitled to exercise all powers herein granted with respect to any and all shares of stock mentioned or referred to in the Agreement.

6.                  Further Cooperation. Pledgor agrees that at any time and from time to time upon written request of the Lender, Pledgor will execute and deliver such further documents and do such further acts as may reasonably be requested in order to effect the purposes of this Pledge Agreement.

7.                  General

7.1.            Notices. The parties will deliver any notices provided under this Agreement in writing by personal or courier delivery, facsimile transmission, or by registered or certified U.S. mail, return receipt requested, postage prepaid, to address set forth next to the parties' signatures, or to such other address as specified by a party in writing. Notices will be deemed effective as of the date of personal or courier delivery, confirmed facsimile transmission, or the date on the U.S. postmark affixed to the notice.

7.2.            Dispute Resolution. In the event of any disagreement involving the parties resulting in adverse claims or demands being made in connection with the Pledged Shares, or in the event that the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option and in its sole discretion, (a) interplead the Pledged Shares into a court of competent jurisdiction, and/or (b) refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act.  The Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and (iii) the Escrow Agent shall have been notified thereof by a written document signed by the Pledgor and each of the Company.  Should a bill of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Escrow Agreement or the terms or performance hereof, the Pledgor and the Company hereby bind and obligate themselves, jointly and severally, and their respective heirs, executors, administrators, successors, assigns and legal representatives, that the non-prevailing party as between the Pledgor and the Company will pay the reasonable attorney fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with and resulting from such litigation.

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7.3              Equitable Relief. The parties acknowledge that the rights of the parties contained in this Agreement are unique, and that money damages alone for breach of this Agreement would be inadequate. Any party aggrieved by a breach of the provisions of this Agreement may bring an action at law or suit in equity for specific performance, injunctive relief or any other available equitable remedy.

7.4              Attorney Fees. The substantially prevailing party in any mediation, arbitration, other dispute resolution proceeding, or litigation, concerning this Agreement is entitled to reimbursement of its court costs and attorney fees by the non-prevailing party, including such costs and fees as may be incurred on appeal or in a bankruptcy proceeding.

7.5              General Provisions. This Agreement (a) cannot be assigned without the written consent of all parties, (b) will be enforced, governed and construed exclusively under the laws of the State of Utah, and under the jurisdiction of and venue in any appropriate court in Utah County, State of Utah, (c) benefits and is binding upon each of the parties and their respective heirs, estate, legal representatives, successors and assigns, as appropriate, (d) will remain in full force and effect to the extent possible if any portion of this Agreement is declared invalid by a court having jurisdiction, (e) constitutes the entire agreement of the parties, and supercedes all previous agreements, written or oral, with regard to its subject matter, (f) may only be waived of modified, in any respect, in writing and signed by all parties, and (g) may be executed in two or more counterparts, which together constitute one and the same instrument.

Signatures are on the following page.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:		PLEDGOR:

SUPERIOR DRILLING PRODUCTS, INC.		MEIER FAMILY HOLDING COMPANY, LLC

By:	/s/ Christopher Cashion	By:	/s/ Annette Meier
	Christopher Cashion		Annette Meier, Manager
Chief Financial Officer

AGREED TO AND ACCEPTED ON THIS 12th DAY OF MAY, 2014.

EWING & JONES, PLLC

By	/s/ Randolph Ewing
Randolph Ewing
Chief Executive Officer

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